                                  SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
|X| Definitive Information Statement

                                E-CENTIVES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14c-5 and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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|_| Fee paid previously with preliminary materials.

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|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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


                                E-CENTIVES, INC.
                         6901 ROCKLEDGE DRIVE, 7TH FLOOR
                            BETHESDA, MARYLAND 20817
                      ------------------------------------

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                       BY WRITTEN CONSENT OF STOCKHOLDERS
                      ------------------------------------

     This information statement is being furnished to our stockholders in connection with our prior receipt of approval by written consent of the holders of a majority of our common stock with respect to:

     (1) an amendment of our Restated Certificate of Incorporation, as amended ("Restated Certificate of Incorporation"), to increase our total authorized capital stock from 50,000,000 shares to 130,000,000 shares in connection with an increase in our authorized common stock from 40,000,000 shares to 120,000,000 shares (this amendment will not effect a change to our 10,000,000 shares of authorized preferred stock); and

     (2) an amendment to our Amended and Restated Stock Option and Incentive Plan, as amended (the "Stock Option Plan"), to increase the maximum number of shares available for issuance thereunder from 5,000,000 to 21,000,000.

     On November 7, 2001, our Board of Directors unanimously approved, subject to stockholder approval, the amendment of our Restated Certificate of Incorporation and the amendment to our Stock Option Plan. On November 30, 2001, holders of a majority of the outstanding shares of our common stock executed a written stockholder consent approving the amendment of our Restated Certificate of Incorporation and the amendment to our Stock Option Plan. Under applicable federal securities laws, the amendments cannot be effected until at least 20 days after this information statement is sent or given to our stockholders. This information statement is first being mailed to stockholders on or about
December 31, 2001.

     Your consent to the amendment is not required and is not being solicited in connection with these actions. This information statement is intended to serve as notice to our stockholders pursuant to Section 228 of the Delaware General Corporation Law of the approval of the amendment by less than unanimous written consent of our stockholders and to provide our stockholders information required by the Securities Exchange Act of 1934 and the rules and regulation promulgated thereunder.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

ACTION BY WRITTEN CONSENT, RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE

     Pursuant to Section 228 of the Delaware General Corporation Law, any action that may be taken at any meeting of our stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of our common stock) and delivered to us.

     Our Board of Directors fixed the close of business on December 1, 2001 as the record date for the determination of holders of common stock entitled to receive notice of the amendment of our Restated Certificate of Incorporation and the amendment to our Stock Option Plan. As of the record date, we had 37,732,009 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. The affirmative vote of a majority of the outstanding shares of common stock was required to approve the amendment of our Restated Certificate of Incorporation and the amendment to our Stock Option Plan. By written consent in lieu of a meeting, dated November 30, 2001, the holders of a majority of the outstanding shares of common stock approved the amendment to our Restated Certificate of Incorporation and the amendment to our Stock Option Plan. A copy of the action by written consent is attached hereto as Annex A.

     The Company determined that it was advisable to obtain the written consent of the holders of a majority of the outstanding shares of common stock stockholders to approve these matters rather than wait until the Company's annual meeting (which the Company will not hold until September 2002).

AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

     We are currently authorized to issue 40,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. On November 7, 2001, subject to the approval of the stockholders, our Board of Directors approved at a meeting an amendment to our Restated Certificate of Incorporation to increase our total authorized capital stock from 50,000,000 shares to 130,000,000 shares in connection with an increase in the number of authorized shares of common stock from 40,000,000 shares to 120,000,000 shares. No changes will be made to the number of authorized shares of our preferred stock. As of November 30, 2001, the proposal was approved by written consent of the holders of a majority of our common stock. The proposal will be effectuated by amending Section 4.1 of our Restated Certificate of Incorporation to read as follows:

     "4.1. Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is one hundred and thirty million (130,000,000), of which one hundred and twenty million (120,000,000) of such shares shall be Common Stock, having a par value of $.01 per share (the "Common Stock"), and ten million (10,000,000) of such shares shall be Preferred Stock, having a par value of $.01 per share (the "Preferred Stock")."

     The increase in our authorized capital stock will be effective upon filing the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we anticipate to be on or about
January 21, 2002, which is approximately 20 days after this information statement has been distributed to our stockholders.

     Increasing the number of authorized shares of common stock to 120,000,000 shares, and thus increasing our authorized capital stock to 130,000,000 shares, will provide us with additional authorized but unissued shares for general corporate purposes, including raising additional capital through equity and/or convertible debt financings, issuances pursuant to stock incentive plans for employees, directors and consultants and acquisitions. In addition, our executive officers from time to time engage in discussions with other businesses concerning our possible acquisition of such businesses which could involve the direct or indirect issuance of equity or convertible debt as consideration.

     In addition, on October 19, 2001, we completed our 40 million Swiss francs (approximately $24.6 million USD) rights offering pursuant to which we sold 20,000,000 shares of our common stock to certain of our stockholders who took part in the offering as well as certain standby purchasers. As part of this transaction, we issued, for no additional consideration, 2,000,000 shares of our preferred stock (convertible into 20,000,000 shares of our common stock) to those subscribers who purchased shares in the rights offering. Accordingly, we need to authorize additional shares of common stock in order to maintain a sufficient number of authorized shares of common stock.

     The Board of Directors believes that an increase in the total number of shares of authorized common stock will give us greater flexibility in responding quickly to advantageous financing and business opportunities that involve the direct or indirect issuance of additional shares of common stock and attracting and retaining key personnel through the issuance of stock incentive awards. Having such authorized capital stock available for issuance in the future would give us greater flexibility and would allow additional shares of common stock to be issued without the expense and delay of a special stockholders' meeting. Elimination of the delay occasioned by the necessity of obtaining stockholder approval will better enable us to engage in financing transactions and acquisitions which take full advantage of changing market conditions. Consequently, we need to increase the maximum number of shares of common stock available for issuance to meet these needs.

     Shares of our common stock, including the additional shares that will be authorized when the proposed amendment is effective, may be issued, subject to certain exceptions, by the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine without further approval of the stockholders. The proposed shares of common stock for which authorization is sought would be part of the existing class of such stock and would increase the number of shares of common stock available for issuance by us, but would have no effect upon the terms of the common stock currently outstanding or the rights of the holders of such stock.

     If and when issued, the proposed additional authorized shares of common stock would have the same rights and privileges as the shares of common stock presently outstanding. However, our current stockholders could suffer a dilution of their present equity ownership position and voting rights as the result of an issuance of common stock depending on the number of shares issued and the terms and conditions of the issuance. In addition, to the extent those who are issued shares of common stock or equity or debt securities convertible into common stock are given the right to designate certain members of our Board of Directors, they may have the ability to materially affect the outcome of matters and decisions voted on by the Board of Directors. The additional shares of common stock could have an "anti-takeover" effect and discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise in that the shares could be issued for the purpose of making more difficult, time-consuming or costly such an acquisition of a controlling interest in us deemed undesirable by the Board of Directors, even if such acquisition is desired by certain of our stockholders. We do not, however, currently intend to issue shares for such purpose.

AMENDMENT TO THE STOCK OPTION PLAN

     This section provides the proposal to amend our Stock Option Plan. The Stock Option Plan replaced the 1996 Stock Option and Incentive Plan and was adopted by the Board of Directors in August 2000 and approved by the stockholders in September and was further amended on or about May 1, 2001.

     The purpose of the Stock Option Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the e-centives. In the judgment of the Board of Directors, an initial or increased grant under the Stock Option Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of Stock Option Plan participants with those of the stockholders. Stock options play a key role in our ability to recruit, reward and retain executives and key employees. Technology companies have historically used stock options as an important part of recruitment and retention packages. We compete directly with other technology companies for experienced executives and engineers and must be able to offer comparable packages to attract the caliber of individual that we believe is necessary to provide the growth that stockholders desire.

INCREASE IN SHARES AVAILABLE FOR ISSUANCE

     We currently have available 5,000,000 shares of common stock available for issuance under the Stock Option Plan. On November 7, 2001, subject to the approval of the stockholders, our Board of Directors approved at a Board meeting an amendment to the Stock Option Plan to increase the maximum number of shares of common stock available for issuance thereunder by 16,000,000 shares, bringing the total shares reserved for issuance under the Stock Option Plan from 5,000,000 shares to 21,000,000 shares. As of November 30, 2001, this proposal was approved by the written consent of the holders of a majority of our common stock.

     As of December 1, 2001, 2,750,800 shares of common stock were subject to outstanding options under the Stock Option Plan and 2,249,200 remained available for future issuance. The increase will assure that a sufficient reserve of common stock is available under the Stock Option Plan to attract and retain the services of individuals essential to our long-term growth and success. As of the date of this Information Statement, no option grants have been made under the Stock Option Plan on the basis of the proposed 16,000,000 share increase to the maximum number of shares authorized for issuance under the Stock Option Plan.

PARTICIPATION IN THE STOCK OPTION PLAN

     The grant of options and stock purchase rights under the Stock Option Plan to eligible employees and consultants, including the named executive officers, is subject to the discretion of the compensation committee. As of December 1, 2001, four executive officers (including two officers who also serve on the Board of Directors), one non-employee director, and 150 other employees were eligible to participate in the Stock Option Plan.

     As of the date of this Information Statement, there has been no determination by the compensation committee with respect to future awards under the Stock Option Plan. Therefore, future awards are not determinable. Accordingly, the following table summarizes the number of stock options granted under the Stock Option Plan during the last fiscal year ended December 31, 2000 to (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and
(iv) all other employees, including all current officers who are not executive officers, as a group. The term of all options outstanding under the Stock Option Plan is ten years from the date of grant. The weighted average exercise price is presented in U.S. Dollars.

                                                                                   SHARES             WEIGHTED
                                                                                 SUBJECT TO       AVERAGE EXERCISE
NAME (OR GROUP) AND POSITION                                                  OPTIONS GRANTED     PRICE PER SHARE
-----------------------------                                                 ---------------     ---------------
Kamran Amjadi                                                                     275,000              $13.00
   Chairman and Chief Executive Officer
Mehrdad Akhavan                                                                   275,000              13.00
   President and Chief Operating Officer
Michael Sullivan (1)                                                               50,000               5.00
   Chief Financial Officer and Treasurer
Homayoon Tajalli (2)                                                                 --                  --
   Senior Vice President of Products and Engineering
Lawrence Brand                                                                     49,564               3.50
   Senior Vice President of Sales and Business Development
All current executive officers as a group (5 persons)                             649,564              11.66
All current directors who are not executive officers as a                          50,000               4.10
   group (2 persons)
All other employees, including all current officers who are                       870,500               5.99
not executive officers, as a group (111 persons)

-----------------

(1) Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.

(2) Homayoon Tajalli served as Senior Vice President of Products and Engineering until June 15, 2001.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth in U.S. Dollars the compensation paid to or earned by our named executive officers which includes our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for services rendered in all capacities for the year ended December 31, 2000 exceeded USD 100,000. We will use the term "named executive officers" to refer to these people later in this Information Statement.



                           SUMMARY COMPENSATION TABLE

                                                                              ANNUAL                LONG TERM COMPENSATION
                                                                           COMPENSATION                     OPTIONS
                                                                       -----------------------      ----------------------
UNDERLYING NAME AND PRINCIPAL POSITION(S)            YEAR             SALARY($)       BONUS($)
----------------------------------------           ---------           --------       -------               -------
Kamran Admjadi                                          2000           $170,000        $40,000              275,000
     Chairman and Chief Executive   Officer
Mehrdad Akhavan                                         2000           $150,000        $40,000              275,000
President, Chief Operating Officer, Secretary
     and Director
Michael Sullivan (1)                                    2000           $139,375        $20,000               50,000
     Chief Financial Officer and Treasurer
Homayoon Tajalli (2)                                    2000           $150,000        $30,000                    0
     Senior Vice President of Products and
     Engineering
Lawrence Brand                                          2000           $150,000        $50,000               49,564
     Senior Vice President of Sales and Business
     Development
-----------------

(1) Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.

(2) Homayoon Tajalli served as Senior Vice President of Products and Engineering until June 15, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes the options granted to each of our named executive officers during the fiscal year ended December 31, 2000. Other than as set forth below, no stock options, stock appreciation rights or awards under any long-term incentive plan were granted to any of our named executive officers in the fiscal year ended December 31, 2000. The exercise price and the potential realizable values are presented in U.S. Dollars.






                                                 INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE VALUES
                         -----------------------------------------------------------------     AT ASSUMED ANNUAL RATES OF
                           NUMBER OF      PERCENT OF TOTAL                                     STOCK PRICE APPRECIATION FOR
                          SECURITIES      OPTIONS GRANTED                                          OPTION TERMS(1)
                          UNDERLYING      TO EMPLOYEES IN     EXERCISE                      ----------------------------------
NAME                    OPTIONS GRANTED     FISCAL YEAR         PRICE      EXPIRATION DATE      0%           5%           10%
----                    ---------------     -----------         -----      ---------------   ------      --------      --------
                                                                                              USD           USD           USD
Kamran Amjadi               275,000            17.52%         USD 13.00        7/1/10         45,430     2,322,300     5,815,461
Mehrdad Akhavan             275,000            17.52%           13.00          7/1/10         45,430     2,322,300     5,815,461
Michael Sullivan (2)        25,000                               3.50          1/1/10        140,060      283,171       502,732
                            25,000                               6.50          7/1/10        166,630      373,618       691,178
                            ------
                            50,000             3.18%
Homayoon Tajalli (3)          --                 --               --             --             --           --            --
Lawrence Brand              49,564             3.16%             3.50          1/1/10        277,677      561,404       996,696

-----------------

(1) The potential realizable value is calculated based on the 10-year term of the option at the time of grant. The 0% assumed annual rate of stock price appreciation is indicative of the difference between the exercise price per share and the estimated fair value of our common stock on the date of grant.

(2) Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.

(3) Homayoon Tajalli served as Senior Vice President of Products and Engineering until June 15, 2001.

                          FISCAL YEAR-END OPTION VALUES

     The following table presents information with respect to stock options owned by each of our named executive officers at December 31, 2000. Values are presented in U.S. Dollars.





                                         NUMBER OF SECURITIES
                                              UNDERLYING                              VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS AT                       IN-THE-MONEY OPTIONS AT
                                            DECEMBER 31, 2000                          DECEMBER 31, 2000
                                       -------------------------               ----------------------------------
     NAME                         EXERCISABLE           UNEXERCISABLE           EXERCISABLE       UNEXERCISABLE
     ----                        -----------           -------------           -----------        -------------
Kamran Amjadi                      175,000                 200,000               $681,000
Mehrdad Akhavan                    175,000                 200,000                681,000
Michael Sullivan                   56,250                  43,750                 320,563            235,438
Homayoon Tajalli (2)               220,800                   --                  1,282,848              --
Lawrence Brand                     166,978                 53,823                1,081,139           332,945
-----------------

(1) Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.

(2) Homayoon Tajalli served as Senior Vice President of Products and Engineering until June 15, 2001.

NO DISSENTER OR APPRAISAL RIGHTS

     The corporate actions described in this Information Statement will not afford the stockholders an opportunity to dissent from the actions described or to receive an appraised value for their shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No person who has been a director or officer of the Company at any time since the beginning of the Company's last fiscal year or who is a nominee for election as a director, and no associate of any such person, has or had any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Restated Certificate of Incorporation or the amendments to our Stock Option Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table presents information regarding the beneficial ownership of our common stock as of December 1, 2001:

o each person, or group of affiliated persons, who is the beneficial owner of more than five percent of our outstanding common stock;

o    each of our named executive officers;

o    each of our directors; and

o    all of our executive officers and directors as a group.

     Unless otherwise indicated, the address of each person identified is c/o e-centives, Inc., 6901 Rockledge Drive, 7th Floor, Bethesda, Maryland 20817.

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. The persons named in this table have sole voting power for all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after November 1, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.



                                                                      SHARES BENEFICIALLY
                                                                              OWNED
                                                               -----------------------------------
                                                                                         PERCENT
                                                                                            OF
NAME                                                             NUMBER                   CLASS
----                                                           ----------              ----------
Kamran Amjadi (1)...............................                1,871,000                  4.6
Mehrdad Akhavan (2).............................                  935,000                  2.3
Peter Friedli (3)...............................               22,088,016                 53.9
Venturetec, Inc ................................                9,196,080                 22.4
InVenture Inc. .................................                4,950,000                 12.1
Pine, Inc. .....................................                4,618,765                 11.3
Inktomi Corporation.............................                2,168,945                  5.3
David Samuels...................................                        0                  *
Homayoon Tajalli (4)............................                        0                  *
Lawrence Brand (5)..............................                  174,478                  *
All executive officers and directors as a group (6
persons) (6)....................................               25,068,584                 61.2

----------------------
*    Less than 1% of the outstanding shares of common stock.
(1)  Includes 275,000 shares issuable upon exercise of vested stock options.
(2)  Includes 275,000 shares issuable upon exercise of vested stock options.
(3) Includes 40,000 shares issuable upon exercise of vested stock options and 110,000 shares issuable upon exercise of warrants to purchase held by Mr. Friedli individually, as well as shares of common stock and common stock underlying warrants held by entities over which Mr. Friedli has control, as follows: Joyce, Ltd. -- 235,000 shares of common stock; Pine, Inc. -- 4,598,765 shares of common stock and 20,000 warrant shares; Savetech, Inc. -- 165,383 shares of common stock; Spring Technology Corp. -- 177,520 shares of common stock and 200,000 warrant shares; Venturetec, Inc. -- 9,196,080 shares of common stock; USVentech -- 145,750 shares of common stock; and InVenture Inc. -- 4,950,000 shares of common stock. As investment advisor to these entities, Mr. Friedli shares voting and investment power with respect to these shares. See "Related Party Transactions -- Stock Purchases and Related Matters" above for a description of Mr. Friedli's relationships with these entities. New Venturetec AG may be deemed to control Venturetec by virtue of its ownership of 100% of Venturetec's capital stock and its corresponding right to elect Venturetec's directors, and, therefore, our capital stock owned by Venturetec may also be deemed to be beneficially owned by New Venturetec.
(4) Homayoon Tajalli served as Senior Vice President of Products and Engineering until June 15, 2001.
(5)  Includes 174,478 shares issuable upon exercise of vested stock options.
(6) Includes 764,478 shares issuable upon exercise of vested stock options and 330,000 shares issuable upon exercise of warrants.

COSTS OF INFORMATION STATEMENT

     This Information Statement has been prepared by e-centives, Inc., and we will bear the costs of distributing this Information Statement to our stockholders, including the expense of preparing, assembling, printing, and mailing the Information Statement. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. We may pay for and use the services of other individuals or companies not regularly employed by us in connection with the distribution of this Information Statement if the Board of Directors or our executive officers determines that this is advisable.

                          BY ORDER OF THE BOARD OF DIRECTORS,


                          Kamran Amjadi
                          Chairman of the Board of Directors and Chief
                          Executive Officer

December 31, 2001
Bethesda, Maryland

                                    EXHIBIT 1

                             WRITTEN CONSENT OF THE
                        STOCKHOLDERS OF E-CENTIVES, INC.
                               IN LIEU OF MEETING

     The undersigned, being the holders of outstanding stock of e-centives, Inc., a Delaware corporation (the "Corporation") having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote hereon were present and voted (the "Stockholders"), do hereby consent to and take the following action in lieu of meeting pursuant to Section 228(a) of the Delaware General Corporation Law as though the same were taken at a meeting of stockholders called and held for the purpose described herein, and do hereby waive the holding of any formal meeting and any notice required to be given in connection therewith pursuant to the laws of the State of Delaware:

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     WHEREAS, the Board of Directors of the Corporation has approved, subject to the approval of the stockholders, an amendment to the Corporation's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), to increase the number of authorized shares of capital stock of the Corporation from 50,000,000 shares to 130,000,000 shares, of which the shares of common stock that the Corporation may issue would increase from 40,000,000 shares to 120,000,000 shares.

     RESOLVED, that the Stockholders hereby approve the amendment which replaces
Section 4.1 of the Certificate of Incorporation to read in its entirety as follows:

     "4.1. Authorized Shares.

     The total number of shares of all classes of stock that the Corporation shall have authority to issue is one hundred and thirty million (130,000,000), of which one hundred and twenty million (120,000,000) of such shares shall be Common Stock, having a par value of $.01 per share (the "Common Stock"), and ten million (10,000,000) of such shares shall be Preferred Stock, having a par value of $.01 per share (the "Preferred Stock")."

AMENDMENT TO OPTION PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE

     WHEREAS, the Board of Directors has approved, subject to the approval of the stockholders, an increase in the number of shares of Common Stock reserved for issuance under the e-centives, Inc. 2001 Amended and Restated Stock Option and Incentive Plan, as amended (the "Plan"), increasing the total number of shares reserved under the Plan from 5,000,000 shares to 21,000,000 shares, by an amendment to the Plan ("Amendment").

     RESOLVED, that the increase of the number of shares of Common Stock reserved for issuance under the Plan from 5,000,000 shares to 21,000,000 shares and the corresponding Amendment is hereby approved.

     This consent may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one instrument.

                                     A-1-